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                                                                   EXHIBIT 10.4


                         REGULATORY COMPLIANCE AGREEMENT


                  THIS REGULATORY COMPLIANCE AGREEMENT (this "Agreement") is made and entered into as of this ____ day of __________, 1997 by and between THE DAI-ICHI KANGYO BANK, LIMITED, a Japanese bank (the "Bank"), and THE CIT GROUP, INC., a Delaware corporation ("CIT").


                                    RECITALS


                  WHEREAS, the Bank currently owns 80% of the outstanding common stock of CIT;

                  WHEREAS, CIT is contemplating the issuance of shares of common stock in an initial public offering (the "Offering") and following the Offering, the Bank will be the beneficial and record owner of ________ shares of Class B common stock of CIT (the "Shares");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration had and received, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

                  1. Restriction of CIT's Activities.

                      (a) CIT and its Subsidiaries shall not engage in any Covered Activity (as defined in Section 5 below) without prior notice to and approval by the Bank in accordance with Section 1(e).

                      (b) CIT and its Subsidiaries shall not engage in any Covered Activity without prior approval of (A) the Board of Governors of the Federal Reserve System (the "Board") and (B) the Ministry of Finance of Japan ("MOF") having been obtained by the Bank or any notice or filing required pursuant to Section 1(e) hereof having been given or made by the Bank and accepted, if applicable.

                      (c) CIT and its Subsidiaries shall not engage in any activity that would cause the Bank, CIT or any Affiliate of the Bank or CIT to violate the Act (as defined in Section 5 below) or the Banking Law (as defined in Section 5 below).

                      (d) In the event that, at any time, it is determined by the Bank that an activity then conducted by CIT or any Subsidiary of CIT, or any Covered Activity entered into by CIT or any Subsidiary of CIT, is prohibited by the Act or the Banking Law, CIT shall take, or cause the relevant Subsidiary to take, all reasonable steps to cease such activity or Covered Activity immediately.


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                      (e) Following the receipt of a notice from CIT under
Section 1(a), the Bank shall determine (i) whether the proposed Covered Activity is permissible pursuant to laws and regulations applicable to the Bank and its Affiliates, including without limitation the Act and the Banking Law, and (ii) whether applications, notices or other filings should be filed or made with the Board or MOF in connection with the proposed Covered Activity. If the Bank determines that such proposed Covered Activity is so permissible and does not require any application, notice or other filing with the Board or MOF, it shall so notify CIT and CIT may engage or cause its Subsidiaries to engage in such proposed Covered Activity. If the Bank determines that such proposed Covered Activity is not so permissible, CIT and its Subsidiaries shall not engage in such proposed Covered Activity. If the Bank determines that such proposed Covered Activity is permissible, but that an application, notice or other filing with the Board or MOF is required, the Bank shall notify CIT whether the Bank will make such application, notice or other filing and neither CIT nor any Subsidiary shall commence such proposed Covered Activity except upon compliance with this Section 1.

                      (f) CIT and its Subsidiaries will comply with, and will assist the Bank to obtain, all approvals and consents as may be required by the Act or the Banking Law.

                  2. Term. The term of this Agreement shall commence on the date hereof and shall continue until the earlier of (i) the date on which the Bank owns none of the Shares or (ii) the date on which the Bank, after having in its sole discretion requested an opinion from regulatory counsel in the United States and Japan with respect thereto, shall have received a written opinion from such counsel (and delivered a copy of such opinion to CIT) that (i) the Bank is not required to receive prior approval from or give notice to or make filings with the Board or MOF under the Act and the Banking Law, as the case may be, as a result of CIT or any Subsidiary of CIT commencing or engaging in any Covered Activity, and (ii) the Bank and CIT are no longer subject to the jurisdiction of MOF or the Board, as the case may be, with respect to the activities and transactions in which CIT may engage. In the event that such opinion is delivered with respect to only one of the United States or Japan, this Agreement shall terminate only with respect to compliance with the applicable laws and regulations of such jurisdiction.

                  3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of laws.

                  4. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed by all of the parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

                  5. Definitions. Capitalized terms not otherwise herein defined shall be given the definitions in Regulation Y, 12 C.F.R. Section 225 et seq. A "Covered Activity" means any new activity or any activity or transaction for which (i) the Bank Holding Company Act of 1956, as amended (12 U.S.C. secs. 1841 et seq.) or any successor thereto, or any regulation, interpretation, policy, guideline, request, directive or order (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made pursuant thereto (the "Act"), or


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(ii) the Japanese Banking Law, as amended (Law No. 59, June 1, 1981) or any successor thereto or any regulation, interpretation, policy, guideline, request, directive or order (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made pursuant thereto (the "Banking Law"), requires the Bank to receive prior approval from or give notice to or make other filings with the Board or MOF, as the case may be.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.


                                           THE DAI-ICHI KANGYO BANK, LIMITED


                                           By: _________________________________


                                           THE CIT GROUP, INC.


                                           By: _________________________________




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